Exhibit 23.2      Consent of Independent Auditors

                   (Letterhead of Timothy L. Steers, CPA, LLC)

         We consent to the incorporation by reference in the foregoing Registration Statement on Form S-8 of Nova Communications Ltd. of our report dated March 21, 2005 on our audits of the consolidated balance sheets of Nova Communications Ltd. as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the two years in the period ended December 31, 2004.


                                           /s/ TIMOTHY L. STEERS

May 23, 2005
Portland, Oregon